COMMERCIAL LEASE

This lease agreement is made and entered into this 22 day of December, 2004, by and between **Meridian Land Company, Inc.**, lessor, hereinafter referred to as "LANDLORD', and

YTB, Inc. International, hereinafter referred to as "TENANT" for the lease of premises.

1. INITIAL LEASE TERM: The initial lease term is: (5) Five YEARS

2. COMMENCEMENT DATE: The initial lease shall start: 1 DAY OF July, 20 05
   The Lease will end: 30 DAY OF June, 20 10

RENT: Rent payments are as follows: 1.5 500,000 –

$ 13,000.00	PER MONTH	**Year #1 / July 1, 2005 to June 30, 2006 / $156,000.00 annually**
$ 13,416.67	PER MONTH	**Year #2 / July 1, 2006 to June 30, 2007 / $161,000.00 annually**
$ ~~13,833.33~~	PER MONTH	**Year #3 / July 1, 2007 to June 30, 2008 / $166,000.00 annually**
$ 14,250.00	PER MONTH	**Year #4 / July 1, 2008 to June 30, 2009 / $171,000.00 annually**
$ 14,666.67	PER MONTH	**Year #5 / July 1, 2009 to June 30, 2010 / $176,000.00 annually**

Rent is due on the first day of each month.

TENANT has the option to buy the leased premises any time during years #1 and #2 for a price of $1,850,000.00, provided TENANT does not become "In Default" at any time during this lease agreement.

3. LEASED PREMISES& USE: The Leased Premises are those premises leased by Landlord to Tenant pursuant to this lease and more particularly describe as: **One Country Club View Edwardsville IL 62025**

4. The Leased Premises shall be used for the purpose of: **Travel Agency**

5. SECURITY DEPOSIT: A security deposit in the amount of **$13,000.00** shall be paid by Tenant to Landlord at time of signing this lease. Security Deposit will be held in a NON-INTEREST bearing account. **NO INTEREST WILL BE PAID ON THIS MONEY. TENANT WAVIES ANY RIGHT OF CLAIM FOR INTEREST PAYMENTS ON ANY MONEY HELD BY LANDLORD.** The Security Deposit will be held by Landlord as security for the faithful performance by Tenant of all the items, covenants, and conditions of this Lease. If Tenant defaults hereunder, Landlord at its option, may apply said security deposit, or any part thereof, to compensate Landlord default. Any such application by Landlord of such deposit to compensate Landlord for any loss, damages, or expenses sustained due to such default shall be in addition to, and not in lieu of, and other remedies or rights Landlord may have under this lease or at law upon such default by Tenant. Upon Landlord's request, Tenant shall forthwith give to Landlord sufficient monies to restore said sum to original sum. Tenant's failure to do so within five (5) days after receipt of a written demand therefor shall be default under this Lease. If at the end of the initial Lease Term herein, Tenant is not in default hereunder, the balance of such security deposit shall be returned to Tenant, excepting charges itemized for conditions requiring repair beyond normal wear and use.

LEASE PREMISES & TERMS: Subject to the terms and conditions of this lease, Landlord hereby agrees to lease to Tenant and Tenant agrees to lease from Landlord certain premises, hereinafter referred to as the "Leased Premises" and shall be designated as: **One Country Club View, Edwardsville IL 62025 (all suites)**

6. IMPROVEMENTS TO LEASED PREMISES: The Leased Premises provided by the Landlord shall include finished walls, ceiling, floors, and lights, and shall be completed according to the specifications agreed upon between Landlord and Tenant. Tenant shall obtain written consent of Landlord with respect to any changes in or modifications of the Leased Premises by Tenant, and any such modifications or changes shall be at Tenant's expense. The Landlord shall be informed as to Tenant's proposed work on the Leased Premises and shall give written consent thereto prior to the time of commencement of Tenant's work. **(Lower level finish to be completed per plans and specifications agreed to by tenant and landlord. Construction to be completed before occupancy.) This lease does not**

include the installation or maintenance of phone systems or data wiring services TENANT may need to conduct business. LANDLORD will install conduit for the installation of such wiring per the direction of TENANT.

7. METHOD OF RENT PAYMENT: Tenant agrees to pay the Landlord, **without notice or demand,** at such place as Landlord may by notice in writing to Tenant from time to time direct. The rent shall remain unchanged for the duration of the lease. No tenant will be allowed to remain past expiration date of this lease, unless a Lease or letter of renewal is signed by Landlord and Tenant.

8. LATE CHARGES FOR DELINQUENT PAYMENTS: Rent is due the first (1st) day of each month. A late fee of $100.00 will be paid by Tenant is payment is received after the 5th day of the month. A late fee of $250.00 will be paid by Tenant if payment is received after the 10th of the month.

9. COMMON AREAS & FACILITIES: Landlord shall make available such common area (including, but not limited to, parking areas, exterior lighting for the parking lots, and landscaping and planted area) as is necessary for Tenant's business. Landlord shall maintain the common areas and may from time to time at its option change the size, location, nature, and use of any common area but not in such a way to interfere with Tenant's business. Such maintenance shall include snow removal for the common area.

10. USE OF COMMON AREAS: Tenants and its employees, agents, customers, and invitees shall have the nonexclusive right, in common with all others to whom Landlord has or may hereafter grant rights, to use the common areas of the professional park, subject to such reasonable rules and including, but not limited to, designation of specific areas in which cars operated by Tenant and Tenant's employees and written notice thereof, to abide by such reasonable rules and regulations and to cause its employees, customers, and invitees to conform thereto. Landlord may, upon reasonable notice, at any time close temporarily the common areas to make repairs or changes, to prevent the acquisition of public rights in such area, or to discourage non-customer parking; and may do such other acts in and to the common areas as in Landlord's judgement may be desirable. Tenant shall, upon request, furnish to Landlord the license numbers of the vehicles operated by Tenant and its employees. Tenant and its employees and agents shall not at any time interfere with the right of the Landlord and other tenants, their employees, customers, and invitees, to use the common area including parking areas. **(Tenant is the only occupant of leased premises and has exclusive use of all "commons areas".**

11. UTILITY SERVICES: TENANT shall pay all charges for utilities furnished to the Leased Premises, including electricity, electric to any night lights, gas, water, sewer, and trash, as the same shall become due and payable. All other utilities such as telephone, cable, etc, will be the sole responsibility of the tenant.

12. MAINTENANCE OF HEATING & AIR CONDITIONING EQUIPMENT: LANDLORD is responsible for the maintenance, repairs, and replacement of the equipment: heating, ventilating and air conditioning.

13. TENANT'S CONVENANTS USE: Tenant shall use and occupy the Leased Premises solely for the use designated in Item #4, page #1 and for no other use or purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld.

14. MAINTENANCE OF LEASED PREMISES BY LANDLORD: The LANDLORD hereby agrees to keep the entire exterior and interior of the premises in good repair and maintenance. LANDLORD will be responsible for lawn care, landscaping and Tenant is responsible for snow removal.

15. TENANT'S MAINTENANCE RESPONSIBILITIES: Tenant agrees not to cause damage to the unit through negligence. Tenant will not paint, decorate, or change the architectural treatment of any part of the exterior of the Leased Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions, or changes in the Leased Premises without the Landlord's written approval (reasonable approval shall not be withheld). Tenant agrees to change the SMOKE DETECTOR BATTERIES on a regular basis. It is the responsibility of the Tenant to notify the Landlord of any malfunction of the Smoke Detectors other than replacing the batteries. Tenant will be responsible for supplying and installing all interior light bulbs as needed. Tenant will be responsible for the cleaning of the unit. Tenant will be responsible to furnish required fire extinguishers and for servicing of the same.

16. ASSIGNMENT: Tenant shall not, without Landlord's prior written consent in each case, which consent shall not be unreasonably withheld, assign this lease in whole or in part or sublet all or part of the Leased Premises; and any such assignment or sublease shall not release Tenant from liability for any of its obligations or duties under this lease.

17. SIGNS: All signs must be in accordance with all governing laws and ordinances of the city and must be approved by Landlord. Costs of signs are the Tenant's sole expense.

18. INSURANCE:

A. Tenant shall, during the entire term of this lease, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and Tenant's business operations in the Leased Premises, in which the limits of liability shall not be less than $1,000,000.00 per occurrence and $2,000,000.00 aggregate. The policy shall name Landlord, any mortgagee of which Landlord gives Tenant notice, and Tenant as their interests may appear, as insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. **A copy of the policy or a certificate of insurance shall be delivered to Landlord. Landlord shall be named as an additional insured on the above-mentioned policy.**

B. Tenant shall, during the entire term of this lease, keep in full force and effect a policy of Use, Occupancy, and Contents Insurance and insurance covering all glass and windows; except however, that Tenant may, at its option, in lieu of maintaining such insurance, elect to repair at Tenant's sole expense any damages to glass and windows in the Leased Premises within five (5) business days after such damage.

C. LANDORD: shall, during the entire term of this lease, maintain fire, extended coverage, vandalism, and mischief insurance on the building for the benefit of Landlord for one hundred percent (100%) of the replacement value thereof.

D. With respect to all insurance policies referred to in this Lease, renewal of such contracts of insurance shall be presented to Landlord at least ten (10) days before the expiration of such insurance coverage.

E. Each party waives all claims against each other of every character for which the party otherwise entitled to make such claims is covered by insurance, provided the insurance covering the same is not invalidated by such waiver, and each party shall obtain from its respective insurance company waivers of subrogation of all such claims. Notwithstanding anything contained in this paragraph to the contrary, Tenant may satisfy its obligation pursuant to this paragraph by providing to Landlord a corporate blanket insurance policy with coverage equal to or in excess of that required pursuant to this paragraph.

19. INDEMNIFICATION: Tenant shall indemnify and save Landlord harmless from and against any and all claims, actions, damages, liability, and expenses in connection with loss of fire, personal injury, and/or damage to property arising from or out of any occurrence in, upon, or at the Leased Premises, or the occupancy of use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission by Tenant, Tenant's employees, agents, invitees, customers, or licensees. Landlord shall indemnify and save Tenant harmless to the same extent as above set forth for Tenant, but applicable to claims or causes of action arising out of the common areas or any other area under Landlord's control.

20. TENANT'S ADDITIONAL COVENANTS: Tenant agrees that they shall:

A. Observe such rules and regulations as from time to time may be put into effect by Landlord for the general safety, comfort, and convenience of tenants and patrons. Any failure by Landlord to enforce any rules and regulations against either Tenant or any other tenant shall not constitute a waiver thereof.

B. Give Landlord, its agents and employees, Landlord's mortgagees, and any other person or persons authorized by Landlord access to the Leased Premises at all reasonable times to enable Landlord and/or the others mentioned to examine the same and to make such repairs, additions, and alterations as Landlord may deem advisable. Landlord agrees not to exercise this right in such a way as to interfere unreasonably with Tenant's use of said premises

C. Comply with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use of the Leased Premises, except for any directives or notices by any government agency seeking to enforce the rules and regulations of the Americans With Disability Act, and save Landlord harmless from all penalties, fines, costs, expenses, or damages resulting from its failure to so comply.

D. Give Landlord prompt written notice of any accident, fire, or damage occurring on or to the Leased Premises or the common areas within forty-eight (48) hours of any such occurrence.

E. Keep the Leased Premises in good order and condition, keep the Leased Premises free of liens, and commit no waste upon the Leased Premises.

F. Do all things necessary to prevent any mechanic's or other liens against the Leased Premises or any part thereof by reason of work, labor, or services, or materials supplied or claimed to have been supplied to tenants, or anyone holding the Leased Premises or any part thereof through or under Tenant. If any such lien shall at any time be filed against Tenant's interest in the Leased Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of filing the same or, if Tenant, in Tenant's discretion and in good faith, determine that such lien should be contested, Tenant shall furnish such security as may be necessary or required to protect Landlord from foreclosure proceedings against Tenant's interest in the Leased Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within such period or

fails to furnish such security, then, in addition to any right or remedy of Landlord resulting from Tenant's default, Landlord may, at it's option, discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be prescribed by law, and Tenant shall promptly reimburse Landlord therefor. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanic's or other lien laws.

G. Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Leased Premises to Landlord peacefully and quietly in as good order and condition as the same are now or hereafter may be improved, reasonable use and wear thereof and repairs which are Landlord's obligation excepted. Goods and effects not removed by Tenant upon termination of this Lease, or within seven (7) days after a termination by reason of default of Tenant shall be considered abandoned, and Landlord may dispose of the same as it deems expedient, but Tenant shall promptly upon demand reimburse Landlord for any reasonable expenses incurred by Landlord in connection therewith. All alterations, installations, additions, improvements, and floor coverings made and installed for Tenant by Landlord at Landlord's expense shall remain Landlord's property, whether movable or not, and Tenant shall be responsible for the maintenance thereof, normal wear and tear excepted, and shall not remove said property without Landlord's written consent. Tenant may remove any and all furniture and equipment placed by said Tenant on the Leased Premises, whether or not attached to the building or land, provided, however, that any damage caused by any such removal by Tenant is to be repaired by Tenant upon termination of this lease.

H. Not do any or bring or keep anything thereon which may void or voidable any insurance on the Leased Premises or the building or which may render an increased or extra premium payable for insurance thereof.

21. COVENANT AS TO EMPLOYEES, AGENTS, AND INVITES: Tenant's obligations under the above section to do or not to do a specified act shall extend to and include the obligation to insure that Tenant's employees, invitees, and agents shall do or shall not do such acts, as the cause may be.

22. COVENANT TO CONDUCT BUSINESS: Tenants agree to and shall, during the entire Lease term and any extensions thereof, diligently, conduct and carry on his business on the Leased Premises, and keep the Leased Premises open for business during usual business hours or each business day as is customary, and devote Tenant's best efforts to the successful prosecution of said business.

23. DAMAGE OR TAKING AND RESTORATION: If the Leased Premises are damaged by fire or other casualty of a kind insured against in standard policies of fire insurance with extended coverage, but not thereby, within sole and reasonable discretion of Tenant, rendered untenantable in whole or in part, Landlord shall promptly, at its own expense, cause such damage to be repaired, and the rent shall not be abated. If, by reason of such fire or casualty, the Leased Premises shall be, within sole and reasonable discretion of the Tenant, rendered untenantable only in part, Landlord shall promptly, at its own expense, cause the damage to be repaired, and the rent shall be abated proportionately. If the premises shall be, within the sole and reasonable discretion of the Tenant, rendered wholly untenantable by reason of such fire or casualty, Landlord shall promptly, at its own expense, cause such damage to be repaired, and all rents due hereunder from Tenant shall be abated in whole, provided, however, that if the fire or casualty causing the Leased Premises to be wholly untenantable occurs within the last twelve (12) months of the Initial Term or any period resulting from the exercise by Tenant of an option hereunder, Landlord or Tenant may elect not to rebuild the Leased Premises and may cancel this Lease. Except as herein provided, there shall be no obligation on the part of the Landlord to repair or rebuild in case of fire or other casualty.

24. LOSS AND DAMAGE TO TENANT'S PROPERTY: Landlord shall not be liable for any damage to property of Tenant or of other intrusted to Tenant or its employees, nor for any loss or damage to any such property by theft or otherwise. Landlord shall not be liable for damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Leased Premises or from the pipes, appliances, or plumbing works, from the roof, street, subsurface, or any other place, by dampness, or by any other cause. Landlord shall not be liable for any such damage caused by other tenants or persons in the Leased Premises. All property of Tenants kept or stored at Tenant's risk only, and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord.

25. INVOLUNTARY CONVERSION: If the Leased Premises or any part thereto shall be taken, sold under threat of condemnation, or appropriated by any public authority having the power of eminent domain, then, upon thirty (30) days written notice to Tenant, Landlord may terminate this Lease as of the date when possession is required to be given under said condemnation or appropriation or threat of condemnation or appropriation. All condemnation awards shall belong to Landlord; provided however, the Landlord shall not be entitled to any award made to Tenant for depreciation of and cost of removal of stock and fixtures. Direct and uninterrupted public access to a public thoroughfare shall exist at all times, and Landlord agrees that such access shall be a condition of this Lease.

26. DEFAULT BY TENANT AND REMEDIES/EVENTS OF DEFAULT: The following shall be considered for all purposes to be events of default under and breaches of this Lease; if not cured within ten (10) days of Tenant receiving written notice of said default or breach.

A. Any failure of Tenant to pay any rent or other amount when due hereunder;

B. Any failure by Tenant to perform or observe any other of the terms, provisions, conditions, and covenants of this lease for more than ten (10) days after written notice of such failure;

C. If Tenant shall do anything upon or in connection with the premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with construction or any part of the premises or any other tenant's space;

D. If Tenant shall become bankrupt or insolvent or files or has filed against it is a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or it Tenant makes an assignment for the benefits of creditors;

E. If Tenant abandons or vacates or does not do business in the premises for thirty (30) consecutive days, except in case of fire or other casualty;

F. If this Lease or Tenant's interest herein or in the premises or any improvements thereon or any property of Tenant are executed upon or attached; or

G. If the Leased Premises come into the hands of any person other than expressly permitted under this Lease.

27. TERMINATION OF DEFAULTS: Upon the occurrence of any such event of default, Landlord, in addition to all rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease and shall have the right, after any such termination, to reenter and take possession of the premises, remove all persons and property from the premises, and store such property at Tenant's expense. All within due process of law.

28. INDEMNIFACTION UPON TERMINATION: Tenant further agrees that in case of any such termination, Tenant will indemnify Landlord against all loss of rents and other damage which Landlord may incur by reason of such termination, including, but not being limited to reasonable cost of restoring and repairing the Leased Premises and putting the same in rentable condition, reasonable cost of renting the Leased Premises to another tenant, loss or diminution of rents and other damage which Landlord may incur by reason or such termination, and all reasonable attorney's fees and expense incurred by enforcing any of the terms of this Lease or any other rights or remedies. Any and all money and/or rents collected or received by Landlord because of default may at Landlord's sole discretion be applied all or in part as payment or partial payment for any indebtedness incurred in reletting the Leased Premises. No such reentry or taking possession of said premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given or delivered to Tenant, or unless the termination thereof be decreed by a court or competent jurisdiction.

29. CURE OF DEFAULT: Landlord may, but shall not be obligated to cure any default by Tenant under this Lease at Tenant's expense.

30. EFFECT OF WAIVERS OF DEFAULT: No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition, or duty of Tenant shall be construed as consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

31. REMEDIES CUMULATIVE: No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord may be exercised from time to time and so often as occasion may arise or as may be deemed expedient.

32. MISCELLANEOUS PROVISIONS:

A. NOTICE: Service of any notice required or agreed to be given hereunder shall be sufficient if given by certified or registered mail, addressed by Landlord to Tenant at the Leased Premises or by Tenant to Landlord at the place where Tenant's rent is payable. Any notice so mailed shall be deemed to have been given as of the time the same is received by the respective party.

B. PARTIAL INVALIDITY: IF any terms, covenant, or condition of this lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.

C. SUBORDINATION: Landlord reserves the right to subject and subordinate this Lease to the lien of any mortgage hereafter placed upon the Leased Premises or the land and building of which the Leased Premises are a part. Tenant further agrees upon request to execute a subordination agreement; provided, that possession of Tenant shall not be disturbed as long as Tenant shall perform all covenants herein agreed to by him in a timely manner.

D. BINDING EFFECT: Each provision of this lease shall extend to and bind and inure to the benefit of the heirs, legal representatives, successors, and/or assigns of respective parties hereto.
E. MODIFICATION: any term hereunder notwithstanding, Landlord reserves the right to change, modify, add to, or subtract from the size and dimensions or premises or any part thereof, including, but not limited to, the number, location and dimensions of building and stores, dimensions of walkways, corridors, and sidewalks, the number of floors in any building, the location, size and number of tenant spaces and kiosks which may be erected in or fronting on any area or otherwise, the identity, type, and location of other store areas, and to design and decorate any portion of premises as it desires; except that, the general character premises and the size and approximate location of the Leased Premises in relation to the main entrance to premises shall not be substantially changed by Landlord. Any such changes requiring relocation shall be subject to the Tenant's approval and, if approved, to be paid in full by the Landlord. In the event Tenant does not approve of a relocation or reconfiguration of its space, it shall have the right to terminate this agreement.
F. TAXES: Real Estate Taxes assessed against the Leased Premises shall be paid by the LANDLORD.
G. SECTION HEADINGS & ITEM NUBMERS: The headings of the several sections contained herein are for convenience only and do not define, limit, or construe the contents of such articles and sections.
H. ENTIRE AGREEMENT: This lease and the exhibits attached hereto set forth all the covenants, promises, and agreements between Tenant and Landlord concerning the Leased Premises, and there are no covenants, promises, agreements, conditions, or understandings, either oral or written, other than herein set forth. No subsequent alteration, amendment, change, or addition to this Lease shall be binding unless reduced to writing and signed by both parties.

33. APPLICABLE LAW: The Laws of the State of Illinois shall govern the validity, performance, and enforcement of this Lease.

34. Please be advised that WCI Management Company represents the Owner (s) of all rental properties leased by Winfield Management Company.

35. In this agreement the singular number where used will also include the plural, the masculine gender will include the feminine, the term Landlord will include OWNER, WCI MANAGEMENT COMPANY, the term TENANT will include Lessee.

36. Liability under this Lease agreement shall be Joint and Several among the Tenant (s) who sign this Lease.

37. Validity of this lease is contingent upon the ability of Landlord to successfully terminate the current, existing lease between Landlord and Financial Technologies, Inc. Inability of the Landlord to successfully terminate said current lease will result in each and all of the terms of this Agreement, and the entire Agreement, to be void, and neither Landlord nor Tenant shall have any liability to the other.

Please make your checks payable to:

WCI MANAGEMENT COMPANY
ONE/157 CENTER
EDWARDSVILLE, IL 62025

IN WITNESS WHEREOF, the respective parties have executed this Lease or caused this Lease to be executed and sealed by their duly authorized representatives the day, month, and year first above written.

TENANT: ______________________ DATE: __________

TENANT: ______________________ DATE: 4/6/05

LANDLORD: ______________________ DATE: 4-6-05
WCI MANAGEMENT COMPANY for MERIDIAN LAND COMPANY, INC.

ADDENDUM "A"

One Country Club View, Edwardsville.

1. **OPTION TO PURCHASE SHARES AND DEED OF PROPERTY:** Tenant offers to Landlord a 2-year Warrant (option) to purchase 500,000 (five hundred thousand) shares of YTB International, Inc. stock for the total price of $1.00. Should Landlord exercise Warrant within the two-year period, Landlord shall transfer the deed to the property free and clear to Tenant, and the monthly rental shall cease.
2. **REDUCED MONTHLY RENT**: For the first TWO (2) years of the Lease Agreement, unless ceased by Landlord's exercise of the Warrant called for in 1. above, the monthly rental paid by Tenant to Landlord shall be $10,000.
3. **MONTHLY RENT COMMENCEMENT**: The monthly rental under the Lease Agreement shall commence July 1, 2005.
4. **LANDLORD'S ELECTION NOT TO EXERCISE WARRANT**: Should Landlord elect not to exercise the Warrant as called for in 1. above, Tenant may either:
   a. Purchase the property for an amount of $1,850,000, or
   b. Continue to pay the monthly rental called for under the Lease Agreement.
5. **OCCUPANCY**: Upon execution of the lease Agreement, Landlord shall allow Tenant to immediately occupy the property.
6. **UTILITIES**: Utility accounts shall immediately be set up by and in the name of the Tenant.
7. **PAYMENT FOR EXISTING FURNISHINGS AND TELEPHONE EQUIPMENT.** Tenant agrees to pay to Landlord the amount of $25,000 for existing furnishings and telephone equipment as follows: One-half on July 15, and one-half on August 15, 2005.

Landlord: ______________________

Tenant: ______________________